UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 16, 2015

(Date of Report: Date of earliest event reported)

Trafalgar Resources, Inc.

(Exact name of registrant as specified in its charter)

Utah

1-32522

91-0974149

(State or other jurisdiction  (Commission File Number)  (IRS Employer ID No.)

     of incorporation)

12587 S. 1745 E., Draper, Utah 84020

 (Address of principal executive office)

Registrant's telephone number, including area code: (801) 748-1114

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates,” “believes,” “estimates,” “expects,” “plans,” “projects,” “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

Item 4.01 Changes in Registrant's Certifying Accountant.

a)

On or about September 16, 2015, Anderson  Bradshaw PLLC (“Anderson Bradshaw”), the principal accountant for Trafalgar Resources, Inc. (the “Company” or “Registrant”) notified the Company it would no longer be providing auditing work for SEC reporting companies. Upon notification of Anderson Bradshaw’s decision to no longer perform SEC audit work, the Company dismissed Anderson Bradshaw and engaged Heaton & Company, PLLC as the Company's principal accountant for the Company’s fiscal year ending September 30, 2015 and the future interim periods. The decision to change principal accountants was approved by the Company's Board of Directors on September 16, 2015.  The Company does not have a separate audit committee.

None of the reports of Anderson Bradshaw, on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except to indicate that there was substantial doubt about the Company’s ability to continue as a going concern.  There were no disagreements between the Company and Anderson Bradshaw, for the two most recent fiscal years and any subsequent interim period through September 16, 2015 (date of dismissal) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Anderson Bradshaw, would have caused them to make reference to the subject matter of the disagreement in connection with its report. Further, Anderson Bradshaw has not advised the Registrant that:

1) internal controls necessary to develop reliable financial statements did not exist; or

2) information has come to the attention of  Anderson Bradshaw which made it unwilling to rely upon management's representations, or made it unwilling to be associated with the financial statements prepared by management; or

3) the scope of the audit should be expanded significantly, or information has come to the attention of Anderson Bradshaw that they have concluded will, or if further investigated, might materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal year ended September 30, 2014, or cause Anderson Bradshaw to be unwilling to rely on management’s representations or be associated with the Registrant’s financial statements; or

4) information has come to Anderson Bradshaw’s attention that it has concluded materially impacts the fairness or reliability of either ( i ) a previously issued audit report or the underlying financial statements, or ( ii ) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the accountant's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements).

b)

On or about September 16, 2015, the Registrant engaged Heaton & Company, PLLC as its principal accountant to audit the Registrant's financial statements as successor to Anderson Bradshaw. During the Registrant's two most recent fiscal years or subsequent interim period, the Registrant has not consulted with the entity of Heaton & Company, PLLC regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, nor did the entity of Heaton & Company, PLLC  provide advice to the Registrant, either written or oral, that was an important factor considered by the Registrant  in reaching a decision as to the accounting, auditing or financial reporting issue.

Further, during the Registrant's two most recent fiscal years or subsequent interim period, the Registrant has not consulted the entity of Heaton & Company, PLLC on any matter that was the subject of a disagreement or a reportable event.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

     Exhibit

     Number        Descriptions

      16.1

Letter from Anderson and Bradshaw dated September 17, 2015, regarding change in certifying accountant

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Trafalgar Resources, Inc.

By: /s/ Anthony Escobar

Date: September 17, 2015

       Anthony Escobar, CEO